UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 5, 2015

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2015, the Board of Directors (“Board”) of Navidea Biopharmaceuticals, Inc. (the “Company”) elected Ricardo J. Gonzalez to the Board. The election of Mr. Gonzalez increases the number of directors on the Board to seven. Mr. Gonzalez was elected to a term ending at the Company’s Annual Stockholders’ Meeting in 2017.

Mr. Gonzalez is currently serving as the President and Chief Executive Officer of the Company. Mr. Gonzalez, 44, has more than 20 years of experience in the pharmaceutical industry, and most recently served as Vice President, Global Operations at Spectrum Pharmaceuticals, a biotechnology company focused on oncology and hematology. Mr. Gonzalez began his tenure at Spectrum in 2008 as Director, Strategic Business Services, and thereafter was appointed to positions of increasing seniority and responsibility, focusing on product development and commercialization, pharmaceutical sales, marketing and operations, as well as licensing and industry partnerships. Prior to Spectrum, Mr. Gonzalez was a Regional Accounts Manager, Product Manager and Sales Manager for Abraxis Oncology, and served in various sales and marketing positions for Genzyme Therapeutics, Corixa Corporation, Ligand Pharmaceuticals, Roche Laboratories and GlaxoSmithKline. Mr. Gonzalez graduated from Penn State University in 1992 with a B.S. in Business Logistics and served in the U.S. Army Reserve

Mr. Gonzalez will receive no additional compensation for his service on the Board, consistent with Company policy for directors who are also employees.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 8.01	Other Events

On February 9, 2015, the Company issued a press release reporting unaudited total revenue of $6.3 million for the year ended December 31, 2014, including total product revenue from Lymphoseek® (technetium Tc 99m tilmanocept) injection of $4.2 million, and provided key performance indicators for 2014. The Company also described a new commercial strategy that it will pursue for Lymphoseek in 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K shall not be treated as “filed” for purposes of the Exchange Act or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

99.1	Navidea Biopharmaceuticals, Inc. press release dated February 9, 2015, entitled “Navidea Reports Preliminary 2014 Revenue; Provides Update on New Commercial Strategy”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: February 9, 2015	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer